UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2022, the Board of Directors of Quanterix Corporation (the “Company”) appointed Daniel Pikora as the Company’s Chief Operating Officer. Mr. Pikora, age 47, joined the Company in May 2022 as Executive Vice President, Research Business. Prior to joining Quanterix, Mr. Pikora served as President of Herley Industries Inc., part of Ultra Electronics Holdings PLC, from October 2017 to May 2022. Prior to that he served as Senior Product Line Manager at Raytheon from 2016 to 2017, and Senior Program Manager at BAE Systems Inc. from 2012 to 2016.

Under the terms of the employment agreement dated March 28, 2022, between Mr. Pikora and the Company (the “Employment Agreement”), he receives an annual base salary of $415,000. Mr. Pikora will be eligible to receive an annual performance bonus beginning with the Company’s 2022 performance year with a bonus target of up to $249,000. He also received an initial equity award consisting of 51,300 restricted stock units (the “Initial Equity Award”). The Initial Equity Award vests over three years, with 33% vesting on each of May 2, 2023 and May 2, 2024 and 34% vesting on May 2, 2025. Mr. Pikora also received a sign-on cash payment of $500,000, 50% of which must be repaid if he voluntarily terminates his employment before May 2, 2023. He is also eligible to receive an annual equity grant as part of the Company’s next long-term equity award cycle, with a target grant date fair value of up to $650,000.

If Mr. Pikora’s employment is terminated by the Company without cause or he resigns for good reason, he will receive continued payment of his base salary for six months (the “Severance Period”), payment of a pro-rated amount of his annual target bonus for the year of termination, acceleration of the unvested portion of the Initial Equity Award that would have vested on May 2, 2023, and health benefits continuation during the Severance Period. If his employment is terminated by the Company without cause or he resigns for good reason within 90 days prior to or twelve months following a change-in-control, all of his unvested Initial Equity Award will become fully vested. Receipt of the foregoing termination benefits will be subject to Mr. Pikora’s execution of a separation agreement, including certain restrictive covenants and a general release of all claims, in a form acceptable to the Company.

The foregoing description of the principal terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated March 28, 2022, by and between the Company and Dan Pikora
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ Michael Doyle
Michael Doyle
Chief Financial Officer

Date: September 8, 2022